UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Tutor Perini Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	1-6314	04-1717070
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093
(Address of Principal Executive Offices, and Zip Code)

(818) 362-8391
(Registrant’s Telephone Number, Including Area Code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TPC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Tutor Perini Corporation (the “Company”) announced that effective June 30, 2023, Wendy A. Hallgren will transition out of her role as the Company’s Executive Vice President & General Counsel and an employee pursuant to a Transition Services and Separation Agreement, dated as of June 30, 2023 (the “Transition Agreement”). Under the Transition Agreement, Ms. Hallgren will provide post-employment consulting and transition services to the Company through December 31, 2023 for which she will be paid a monthly consulting fee of $75,000 during this period. In addition, in exchange for the covenants set forth in the Transition Agreement, including a general release of claims by Ms. Hallgren in favor of the Company, Ms. Hallgren will receive a pro-rata target annual bonus for 2023 (to be paid when the Company pays 2023 annual bonuses to other Company executives); a cash payment of approximately $1.45 million, which also includes payment of Ms. Hallgren’s accrued but unused paid time off and an amount representing 24 months of health, dental, and vision insurance premiums for Ms. Hallgren and her eligible dependents; accelerated vesting of Ms. Hallgren’s outstanding equity awards (with any performance-based awards vesting at target); and all of her existing, vested stock options will remain outstanding through their original expiration date.

The Company expresses its appreciation for Ms. Hallgren’s five years of service to the Company.

The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2023.

Item 8.01. Other Events.

The Company regretfully reports that Dr. Michael F. Horodniceanu, a member of the Company’s Board of Directors (the “Board”), passed away on June 22, 2023. Dr. Horodniceanu was a valued member of the Board since 2018 and served on the Compensation Committee at the time of his passing. The Board and management team wish to express their gratitude and appreciation for Dr. Horodniceanu’s distinguished service to the Company and its shareholders, and they extend their deepest condolences to his family.

In connection with the passing of Dr. Horodniceanu, the Board appointed Dennis D. Oklak to the Compensation Committee, effective June 30, 2023.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUTOR PERINI CORPORATION

Date:	July 3, 2023	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer

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